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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247, 333-37383,
333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82569, 333-84419,
333-88813, 333-88819, and 333-91621) of General Growth Properties, Inc., the Registration Statements (Form S-8 Nos. 33-79372, 333-07241, 333-28449, and 333-74461) pertaining to the General Growth Properties, Inc. 1993 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-11237) pertaining to the General Growth Management Savings Plan, and the Registration Statement (Form S-8 No. 333-79737) pertaining to the General Growth Properties, Inc. Employee Stock Purchase Plan, of our report dated October 25, 1999 with respect to the Statement of Revenue and Certain Expenses of Oak View Mall for the year ended December 31, 1998 and our report dated October 28, 1999 with respect to the Statement of Revenues and Certain Expenses of Baybrook Mall for the year ended December 31, 1998 included in this current report on Form 8-K/A.



Deloitte & Touche LLP


Chicago, Illinois
January 11, 2000